                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 ____________


                                   FORM 8-K

                                CURRENT REPORT
                                  Pursuant to
                          Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):      February 12, 1999
                                                 ------------------------------

                                DTM CORPORATION
 -------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                     Texas
--------------------------------------------------------------------------------
                (State of Other Jurisdiction of Incorporation)

000-20993                                                             74-2487065
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(Commission File Number)                                           (IRS Employer
                                                             Identification No.)

1611 Headway Circle, Building 2, Austin, Texas                             78754
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(Address of Principal Executive Offices)                              (Zip Code)

                                (512) 339-2922
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             (Registrant's Telephone Number, Including Area Code)

                                      N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant.


Acquisition of Shares by DTM Acquisition Co., L.P.
--------------------------------------------------

          Registrant has been notified that on February 12, 1999, DTM Acquisition Co., L.P. ("DTM Acquisition Co."), an affiliate of Proactive
Finance Group, LLC ("Proactive"), acquired from The B.F.Goodrich Company ("BFGoodrich") all of the 3,157,190 shares (the "Goodrich Shares") of the Common Stock of Registrant currently held by BFGoodrich, as well as all right, title and interest in a $907,000 receivable due to BFGoodrich from Registrant (the "Goodrich Receivable"). As of February 12, 1999 and after giving effect to the issuance of 334,485 shares of Common Stock pursuant to the terms of settlement of the shareholder class action against Registrant styled Danielson, et al. v.
                                                          --------------------
DTM Corporation, et al., Civ. No. 97-CI-16633, the Goodrich Shares represent
-----------------------
approximately 47.68% of the outstanding Common Stock of Registrant.

          This purchase represents the closing of the transactions contemplated by the previously disclosed Stock Purchase Agreement dated as of January 2, 1999 (the "Stock Purchase Agreement") between BFGoodrich and Proactive. The Stock Purchase Agreement permitted Proactive to assign its rights to purchase the Goodrich Shares. Proactive subsequently assigned such rights to its affiliate DTM Acquisition Co.

          Pursuant to the terms and conditions of the Stock Purchase Agreement, a copy of which has been provided to Registrant, but to which Registrant is not a party, DTM Acquisition Co. purchased from BFGoodrich all of the Goodrich Shares, as well as all right, title and interest in the Goodrich Receivable for an aggregate purchase price of $3,500,000. To Registrant's knowledge, DTM Acquisition Co.'s source of funds was from the sale of limited partnership interests. Registrant is not aware whether any of the consideration paid to BFGoodrich was obtained in the form of a loan.

          Registrant and DTM Acquisition Co. are currently negotiating the terms of the Goodrich Receivable, which to date has not been documented and has not borne interest.

          BFGoodrich and Proactive have filed the Stock Purchase Agreement with the Securities and Exchange Commission as an exhibit to their respective statements on Schedule 13D, copies of which Schedules have been provided to Registrant. Registrant has relied on the contents of such Schedules in preparing certain of the information reported hereby.

Change in Composition of Registrant's Board of Directors
--------------------------------------------------------

          As of the closing of the referenced transactions, in satisfaction of a condition to the Stock Purchase Agreement, Robert D. Koney, Jr., Marshall O. Larsen and Les C. Vinney (collectively, the "BFGoodrich Directors") resigned from the Registrant's Board of Directors (the "Board") and three persons designated by DTM Acquisition Co., Anthony Mariotti, Samuel A. Myers and Larry Goldstein (collectively, the "Proactive Designees"), were appointed to fill the resulting vacancies on the Board. To Registrant's knowledge, each of the Proactive Designees is affiliated with Proactive and DTM Acquisition Co.

          On February 19, 1999, Mr. Myers resigned from his position as a Director of Registrant and Mr. James Skaggs was elected to fill the resulting vacancy. Mr. Myers' resignation was not due to any disagreement with Registrant or any of its operations, policies or practices. To Registrant's knowledge, Mr. Skaggs holds a limited partnership interest in DTM Acquisition Co., but is not an affiliate of Proactive or DTM Acquisition Co.

          Registrant is not aware of the terms of any arrangements or understandings between or among the Proactive Designees and Mr. Skaggs, on the one hand, and Proactive and DTM Acquisition Co., on the other hand, with respect to the election of Registrant's directors, other than the resignation of the BFGoodrich Directors and the appointment of the Proactive Designees as a condition to the closing of the transactions contemplated by the Stock Purchase Agreement.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DTM CORPORATION



Dated:  February 23, 1999                 By: /s/ Geoffrey W. Kreiger
                                             ---------------------------------
                                              Geoffrey W. Kreiger,
                                              Vice President and Controller
                                              (principal financial and
                                              accounting officer)

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